                              Preliminary Copies
                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities

                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
[X]  Preliminary proxy statement                  [_]  Confidential, for use of
                                                       the Commission only (as
                                                       permitted by Rule
                                                       14a-6(e)(2))

[_]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material under Rule 14a-12

                         TURBOCHEF TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
     (1)  Amount previously paid:

--------------------------------------------------------------------------------
Filing party:

--------------------------------------------------------------------------------
Date filed:

____________________

                              Preliminary Copies
                         TURBOCHEF TECHNOLOGIES, INC.

                           10500 Metric Drive Street
                              Dallas, Texas 75243

                                 May 28, 2001


Dear Fellow Stockholders:

          You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Thursday, June 28, 2001 at 9:30 A.M., local time, at the Dallas offices of TurboChef Technologies, Inc., 10500 Metric Drive, Suite 128, Dallas, Texas 75243.

          The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

          Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Mellon Investor Services LLC, in writing, at 85 Challenger Road, Ridgefield Park, New Jersey 07660.

          The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting. Certain executive of the Company may be present at the Annual Meeting to respond to appropriate questions.

          Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                        Cordially,


                                        Jeffrey B. Bogatin
                                        Chairman of the Board

                              Preliminary Copies
                         TURBOCHEF TECHNOLOGIES, INC.
                              10500 Metric Drive
                                   Suite 128
                              Dallas, Texas 75243
                             ____________________
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 28, 2001
                             ____________________

To the Stockholders of TURBOCHEF TECHNOLOGIES, INC.

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TurboChef Technologies, Inc. (the "Company") will be held on Thursday June 28, 2001, at 9:30 A.M., local time, at the Dallas offices of the Company, 10500 Metric Drive, Suite 128, Dallas, Texas, 75243, for the following purposes:

          1. To elect three (3) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

          2. To approve the sale of up to 20,000,000 shares of the Company's common stock and warrants to purchase an additional 10,000,000 shares of the Company's common stock on the terms set forth in the accompanying proxy statement;

          3. To approve the conversion of Company indebtedness owed to one of its directors into shares of the Company's convertible preferred stock upon the terms set forth in the accompanying proxy statement;

          4.  To approve a reverse split of the Company's common stock;

          5. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of the Company's common stock reserved for issuance under the plan by 1,000,000 shares;

          6. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

          Only stockholders of record at the close of business on May 4, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

          The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting. Certain of the officers of the Company may be present to respond to appropriate questions at the meeting.

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:
       ------

PLEASE VOTE BY FILLING IN, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                        By Order of the Board of Directors,

                                        David A. Bolton
                                        Corporate Secretary

May 28, 2001
Dallas, Texas

                                PROXY STATEMENT

                         TURBOCHEF TECHNOLOGIES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 28, 2001


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of TURBOCHEF TECHNOLOGIES, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 28, 2001, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 30, 2001.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                        10500 Metric Drive
                        Suite 128, Dallas, Texas 75243
                        Telephone No.:  (214) 341-9471


                      OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 4, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 15,728,423 shares issued and outstanding of the Company's common stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                               VOTING PROCEDURES

     Stockholders may vote their shares by completing the enclosed proxy card. Please fill in, date and sign the proxy card and return it in the postage-paid envelope provided.

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. Adoption of the proposal to effect a reverse split of the Common Stock requires the affirmative vote of a majority of the shares of Common stock issued and outstanding on the Record Date. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and

"broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. However, due to the fact that the proposal to effect a reverse split of the Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock, broker non-votes with respect to this proposal will have the same practical effect as a vote "against" the proposal.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                             ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, three (3) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he or she will be available to serve.



        Name                     Age               Position with the Company
        ----                     ---               -------------------------

Jeffrey B. Bogatin                52       Chairman of the Board

Richard N. Caron                  44       President and Chief Executive Officer

Donald J. Gogel                   51       Director



     Jeffrey B. Bogatin is a co-founder of the Company, has been a director of the Company since its inception in 1991 and served as Chairman of the Board of Directors until April 1998. Mr. Bogatin was re-appointed as Chairman of the Board of Directors on March 5, 2000. Mr. Bogatin has also served as Treasurer of the Company from inception until June 1996. Since 1975, Mr. Bogatin has served as President of Whitemarsh Industries, Inc., which was engaged in manufacturing and importing ladies apparel and is now involved with making venture capital investments.

     Richard N. Caron was elected President and Chief Executive Officer and appointed to the Company's Board in September 1998. Mr. Caron was employed by Arthur D. Little, Inc., an international technology and innovation consulting firm, from 1979 to 1998, holding the title of Director from 1991 and Practice Leader for Consumer Goods in North America from 1997 until he joined the Company.

     Donald J. Gogel has been a director of the Company since April 1993. Since February 1989, Mr. Gogel has been a principal of Clayton, Dubilier & Rice, Inc., a private investment firm, and has served as President and Chief Executive Officer since January 1997. Mr. Gogel is a director of Jafra Cosmetics, Inc.

Meetings of Committees of the Board of Directors

     During the fiscal year ended December 31, 2000, the Board of Directors held five meetings. The Board also took various actions by unanimous written consent in lieu of a meeting. The Company did not have a standing nominating committee of the Board of Directors or other committee performing similar functions during the fiscal year ended December 31, 2000. During the fiscal year ended December 31, 2000 the Board had an Audit Committee which is responsible for supervising the audit and financial procedures of the Company and recommending the selection of the Company's independent auditors. The Audit Committee currently consists of Mr. Gogel. Mr. Gogel meets the definition of an "independent director" for purposes of the continued listing standards adopted by the National Association of Securities Dealers, Inc. [The Company is seeking to obtain the services of an additional two members of its Board of Directors who are expected to be appointed to serve on the Audit Committee Update] The Company has a Compensation Committee consisting of Messrs. Gogel (Chairman) and Caron. The Compensation Committee is responsible for reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Company's Chief Executive Officer and those persons who report directly to the Chief Executive Officer; reviewing, approving and recommending the Company's incentive compensation and stock option plans and certain other compensation plans; and approving certain employment contracts. The Company also has an Executive Committee whose responsibilities are to review the Company's strategic planning process, allocation of resources and such other specific matters as from time to time are assigned by the Board. The current members of the Executive Committee are Messrs. Bogatin and Caron. The Audit Committee held two meeting during the fiscal year ended December 31, 2000. The Compensation Committee met one time during the fiscal year ended December 31, 2000. The Executive Committee met six times during 2000.

     All directors of the Company hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

                              EXECUTIVE OFFICERS

     In addition to Mr. Caron, the Company's executive officers include John C. Shortley.

     John C. Shortley, 32, has been employed by the Company as its Controller since September 1998. Mr. Shortley currently serves in the capacity of Chief Accounting Officer, Controller, Treasurer and Assistant Secretary. Mr. Shortley was employed by PS Trading, Inc., a fuel storage and distribution company, from 1996 to 1998, holding the title of Controller.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning total compensation earned by or paid to the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company who served in such capacities during the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers") for services rendered to the Company during each of the last three fiscal years. No other officers of the Company received compensation in excess of $100,000 during fiscal year 2000.


                              Annual Compensation
                              -------------------

                                                                                           Long Term       Stock
Name and Principal               Fiscal                                 All Other        Compensation     Options
Position                         Year   Salary ($)    Bonus ($)      Compensation($)       Awards($)      Granted
--------                         ----   ----------    ---------      ---------------       ---------      -------
Richard N. Caron                 2000    $287,761    $ -0-                 $-0-               $-0-         100,000
President and Chief              1999     298,434     125,000/(2)/          -0-                -0-           -0-
Executive Officer/(1)/           1998      92,308      30,000/(2)/          -0-                -0-         200,000

Marc Jacobson                    2000    $134,598    $ -0-                 $-0-               $-0-         100,000
Chief Financial Officer/(3)/

Dennis J. Jameson                2000    $167,069    $ -0-                 $-0-               $-0-         100,000
Executive Vice President,        1999    $173,372      25,000               -0-                -0-           -0-
Chief Financial Officer,         1998     160,000      33,750               -0-                -0-          20,000
Secretary and Treasurer/(4)/



(1) Mr. Caron was employed by the Company in September 1998, at which time he was elected President and Chief Executive Officer of the Company.

(2) Upon being employed by the Company, Mr. Caron was entitled to receive a signing bonus of $60,000, of which $30,000 was paid in each of 1999 and 2000.

(3) Mr. Jacobson was elected interim Chief Financial Officer in May 1, 2000. Mr. Jacobson resigned as interim Chief Financial Officer effective December 15, 2000.

(4) Mr. Jameson was employed by the Company in December 1995, at which time he was elected Executive Vice President and Chief Financial Officer and served as Chief Financial Officer until April 2000. Mr. Jameson`s tenure as an employee and executive officer of the Company terminated effective May 26, 2000. Effective May 1, 2000, Marc Jacobson was retained by the Company to assume the position of interim Chief Financial Officer.

Executive Employment Agreements

     In August 1998, the Company entered into an employment agreement with Richard N. Caron providing for his employment as President and Chief Executive Officer of the Company effective in September 1998. Pursuant to such employment agreement, Mr. Caron is entitled to receive an annual base salary of $300,000 plus an annual bonus of up to 50% of his base salary, as determined by the Board of Directors. Mr. Caron also received a signing bonus of $60,000, with 50% of such amount being paid on October 1, 1998, and the remainder being paid on March 1, 1999. Pursuant to his employment agreement, Mr. Caron has been granted options to acquire 200,000 shares of Common Stock at a price of $4.75 per share, which will vest in equal amounts over a three-year period. The employment agreement does not specify any term of employment. In the event that the Company terminates Mr. Caron's employment for any reason, Mr. Caron is entitled to twelve months severance pay equal to his salary in effect at the termination date.

     On June 1, 1999, the Company entered into an employment agreement with Dennis J. Jameson, providing for his employment as Chief Financial Officer. Pursuant to such employment agreement, Mr. Jameson was entitled to receive an annual base salary of $175,000, plus an annual bonus of up to 50% of his base salary, as determined by the Board of Directors in a manner consistent with other management personnel of the Company. Mr. Jameson's termination was effective May 26, 2000. Pursuant to a termination agreement, Mr. Jameson received severance of approximately $102,000; received non-qualified stock options to purchase 100,000 shares of the Company's common stock at an exercise price equal to $5.00 per share in accordance with the Company's 1994 Stock Option Plan, as amended, exercisable by Mr. Jameson on or before December 31, 2001; and maintenance of his group health benefits in effect at the time of termination for a period of twelve months.

Compensation Committee Interlocks and Insider Participation

     The Company has a Compensation Committee whose members are, and during fiscal 2000 were, Mr. Caron, the Company's President and Chief Executive Officer and Mr. Gogel. During 2000, none of the executive officers of the Company served on the Board of Directors or Compensation Committee of any other entity. See Certain Relationships and Related Transactions for a description of certain transactions between the Company and Mr. Gogel.

Option Grants for Fiscal 2000

     The following table sets forth information with respect to stock option grants to the Named Executive Officers during fiscal 2000 and the potential realizable value of such option grants.

                       Option Grants in Last Fiscal Year
                       ---------------------------------


                                                            Individual Grants/(1)/                   Potential Realizable Value at
                                                            -----------------                        Assumed Annual Rates of Stock
                                                                                                     Price Appreciation for Option
                                                                                                     Term/(2)/
                          Number of
                          Securities       % of Total
                          Underlying       Options            Exercise
                          Options          Granted to         Price Per       Expiration
Name                      Granted          Employees          Share           Date                   5%                  10%
Richard N. Caron          100,000(3)       6.51%              $1.32           12/27/10               $ 83,000            $210,000

Marc Jacobson(4)          100,000(5)       6.51%              $5.00           4/19/10/(5)/           $314,000            $797,000

Dennis J. Jameson(6)      100,000(6)       6.51%              $5.00           12/31/01               $ 40,000            $ 82,000

(1) These are options granted under the Company's 1994 Stock Option Plan, as amended, to acquire shares of Common Stock.

(2) The potential realizable value of the options, if any, granted in 2000 to each of the Named Executive Officers was calculated by multiplying those options by the excess of (a) the assumed market value of Common Stock, at the end of option term, if the market value of Common Stock were to increase 5% or 10% in each year of the option's term over (b) the exercise price shown. This calculation does not take into account any taxes or other expenses which might be owed. The 5% and 10% appreciated rates are set forth in the SEC rules and no representation is made that the Common Stock will appreciate at these assumed rates or at all.

(3) Mr. Caron's options grant vests as follows: one-third in December 2000, one-third in December 2001 and one-third in December 2002.

(4) Mr. Jacobson was elected interim Chief Financial Officer in May 1, 2000. Mr. Jacobson resigned as interim Chief Financial Officer effective December 15, 2000.

(5) Mr. Jacobson's options grant provided that it vested as follows: one-fourth in each March 2001, March 2002, March 2003 and March 2004. Mr. Jacobson's option grant was terminated upon his resignation from the Company, effective December 15, 2000.

(6) Mr. Jameson's option grant in 2000 was immediately vested, per his separation agreement and expire on December 31, 2001. Mr. Jameson's tenure as an employee and executive officer of the Company terminated effective May 26, 2000.

Option Exercises and Values for Fiscal 2000

          The table below sets forth the following information with respect to option exercises during fiscal 2000 by each of the named executive officers and the value of their options at December 31, 2000:

                        Aggregated Option Exercises in
               Last Fiscal Year and Fiscal Year End Option Value

                                            Value Realized       Number of Unexercised            Value of Unexercised In-
                            Shares           (Market Price              Options                     the-Money Options at
                         Acquired on       at Exercise Less       at Fiscal Year-End               Fiscal Year-End /(1)/
                                                                  ------------------               ---------------
Name                       Exercise         Exercise Price)   Exercisable  Unexercisable       Exercisable     Unexercisable
----                       --------         ---------------   -----------  -------------       -----------     -------------
Richard N. Caron             -0-                  -0-            166,667       133,333            $10,167          $20,333

Marc Jacobson /(2)/          -0-                  -0-                 -0-           -0-           $    -0-         $    -0-

Dennis J. Jameson /(3)/      -0-                  -0-            100,000            -0-           $    -0-         $    -0-

(1) Options are "in the money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price.

(2) Mr. Jacobson was elected interim Chief Financial Officer in May 1, 2000. Mr. Jacobson resigned as interim Chief Financial Officer effective December 15, 2000.

(3) Mr. Jameson's tenure as an employee and executive officer of the Company terminated effective May 26, 2000.


Compliance with Section 16(a) of the Exchange Act

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities ("ten percent stockholders") to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely upon review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2000, all filing requirements applicable to its executive officers, directors and ten percent stockholders were fulfilled on a timely basis, except for Mr. Jacobson, the Company's former Chief Financial Officer, who failed to timely file a Form 3, as well as a Form 4 for the month of May 2000, to report the purchase of the Company's Common Stock.

Director Compensation

          During the fiscal year ended December 31, 2000 none of the Company's non-employee directors received any cash compensation for serving as directors of the Company.

Audit Committee Report

          In April 2001, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee did not conduct discussions with its independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards ("SAS") No. 61. However, management did conduct discussions with BDO Seidman, LLP, regarding matters required by SAS No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has not discussed with, but has received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                    Audit Committee

                                    Donald J. Gogel


Report on Executive Compensation

          Except as set forth below, compensation of the Company's executive officers for the fiscal year ended December 31, 2000 was determined by the Compensation Committee of the Board of Directors. There is no formal compensation policy for the Company's executive officers.

          Total compensation for executive officers consists of a combination of salaries and stock option awards. The base salary of Mr. Caron is fixed annually by the terms of his employment agreement with the Company. Bonuses, if any, paid to Mr. Caron are determined by the Board of Directors pursuant to the terms of his employment agreement with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's stock option plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. Options to purchase 100,000 shares of Common Stock were granted to Mr. Caron and to two former executive officers of the Company during the fiscal year ended December 31, 2000.

                                 Compensation Committee

                                 Richard N. Caron
                                 Donald J. Gogel

Stock Performance Graph

          The following line graph compares, from January 1, 1996 through December 31, 2000, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on December 31, 1995, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of the following companies: AquaCare Systems, Inc., Engineered Support Systems, Middleby Corp., Minuteman International, Inc., Tennant Co. and TurboChef Technologies, Inc. Historic stock price is not necessarily indicative of future stock price performance.

                            [GRAPH TO BE INSERTED]


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

TurboChef Technologies, Inc., Peer Group Index and Nasdaq Market Index

                                     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
TurboChef Technologies              $  100.00    $  153.91    $   50.43    $   63.48    $   55.22    $   11.30

Peer Group Index                    $  100.00    $  151.17    $  166.92    $  155.85    $  136.81    $  151.62

Nasdaq Market Index                 $  100.00    $  124.27    $  152.00    $  214.39    $  378.12    $  237.66

          VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                  MANAGEMENT

          The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, relating to the beneficial ownership of shares of Common Stock (unless otherwise indicated) by (i) each beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all current executive officers and directors of the Company as a group.

                                                                               Amount and Nature
Name of                                                                          of Beneficial             of
Beneficial Owner                                                                 Ownership (1)           Class
----------------                                                                 -------------           -----
Jeffrey B. Bogatin.........................................................      6,126,135/(2)/          38.12%

Grand Cheer Company Limited................................................      2,405,800/(3)/          15.30%

Jack Silver................................................................        791,000/(4)/           5.03%

Donald J. Gogel............................................................        569,418/(5)/           3.59%

Richard N. Caron...........................................................        169,167/(6)/           1.05%

Dennis J. Jameson..........................................................        100,000/(7)/             *

Marc Jacobson..............................................................            900                  *

All current directors and executive
officers as a group (4 persons)............................................      6,904,786/(8)/          42.08%

*  Less than 1%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days upon the exercise of preferred stock, stock options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within sixty (60) days have been exercised. Percentages herein assume a base of 15,728,423 shares of Common Stock outstanding, before any consideration is given to outstanding options or warrants. Certain of the Company's directors disclaim beneficial ownership of some of the shares included in the table.

(2) Includes 341,667 shares issuable upon exercise of immediately exercisable options granted under the Company's 1994 Stock Option Plan, as amended (the "Option Plan"). Includes 955,000 shares held in a charitable foundation. Mr. Bogatin disclaims beneficial ownership of these shares. The address of Mr. Bogatin is c/o TurboChef Technologies, Inc., 660 Madison Avenue, New York, New York 10021.

(3) Includes 2,000,000 shares issuable upon the conversion of the Company's Series B Convertible Preferred Stock. The address of Grand Cheer Company Limited is 13 F Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong.

(4) The address of Mr. Silver is 660 Madison Avenue, 15/th/ Floor, New York, New York 10021.

(5) Includes 146,250 shares issuable upon exercise of immediately exercisable options granted under the Option Plan. Includes 83,000 shares held in a charitable foundation. Mr. Gogel disclaims beneficial ownership of these shares.

(6) Includes 166,667 shares issuable upon the exercise of immediately exercisable options granted under the Option Plan.

(7) Includes 100,000 shares issuable upon exercise of immediately exercisable options granted under the Option Plan. Mr. Jameson's tenure as an employee and as an executive officer of the Company terminated on May 26, 2000.

(8) Includes 654,584 shares issuable upon the exercise of immediately exercisable options granted under the Option Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In April 1999 and March 2000, Mr. Bogatin exercised certain stock options to purchase 200,000 and 600,000 shares, respectively of Common Stock. As payment for the aggregate exercise price of such options, Mr. Bogatin tendered to the Company promissory notes in the principal amounts of $500,000 and $1,500,000, respectively. The principal amount of each promissory note, together with all accrued interest, is due and payable on April 6, 2004 and March 15, 2005, respectively. These notes bear interest rates of 4.8% and 6.7%, respectively. In addition, in April 1999, Mr. Gogel exercised certain stock options to purchase 40,000 shares of Common Stock. As payment for the aggregate exercise price of such options, Mr. Gogel tendered to the Company a promissory note in the principal amount of $100,000. The principal amount of the promissory note, together with all accrued interest, is due and payable on April 6, 2004. This note bears an interest rate of 4.8%. The amounts due pursuant to the promissory notes are full-recourse obligations, which are secured by separate pledge agreements between the Company and each of Mr. Bogatin and Mr. Gogel. Pursuant to such pledge agreements, all of the shares of Common Stock purchased by Mr. Bogatin and Mr. Gogel upon exercise of their respective stock options were pledged as collateral for the debts evidenced by their respective promissory notes.

                                   PROPOSAL I

       AUTHORIZATION OF SALE OF UP TO 20,000,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE UP TO 10,000,000 SHARES OF COMMON STOCK

General

     Under Delaware law and the Company's Certificate of Incorporation, the Board of Directors of the Company is authorized to issued shares of Common Stock and securities convertible into Common Stock without obtaining prior approval of the Company's stockholders. However, Rule 4350(i) of the National Association of Securities Dealers, Inc. (the "NASD") requires that a company whose shares are traded on the National Association of Securities Dealer's Automated Quotation System ("NASDAQ") obtain stockholder approval when an issuance of its shares will result in a "change of control" of the company. Although the rules of the NASD do not contain a definition of "change of control", it is possible that the sale by the Company of all or a portion of the shares and warrants for which approval is being sought could be made to a limited number of investors which could result in the transaction(s) being viewed by the NASD as a "change of control" of the Company within the meaning of Rule 4350(i). In light of the possible need to comply with Rule 4350(i), the Company is asking stockholders at this Annual Meeting to approve the proposed transactions listed below.

Proposed Transaction(s)

     The Company is seeking to raise additional funds through the sale of its equity securities to fund the Company's operations. Specifically, the Company is seeking to sell, in one or more private transactions, up to 20,000,000 shares of its Common Stock and warrants to purchase up to an additional 10,000,000 shares of Common Stock. As of the Record date there were 15,728,423 shares of Common Stock outstanding and warrants, options and other convertible securities outstanding to purchase an additional 6,065,958 shares of Common Stock at prices ranging from $1.00 to $24.00. Moreover, if Proposal II set forth below is approved, there will be another $1,000,000 (10,000 shares) of convertible preferred stock outstanding which will be convertible into approximately 793,650 shares of Common Stock and ten-year warrants to purchase an additional approximately 396,825 shares of Common Stock. It is contemplated that the shares of Common Stock for which approval of sale is being sought will be sold at a price of not less than fair market value at the time of sale (determined by reference to the last sale price of the Common Stock on the date of the consummation of the transaction) and that the warrants will have an exercise price of no less than the fair market value of the Common Stock on the date of sale of the warrants. The closing sale price of the Common Stock on May 14, 2001 was $1.29. The fair market value of the date of any sale of the securities could be less than the current market price. It is contemplated that any warrants that may be issued in connection with the proposed transaction(s) will expire no later than 10 years from date of issuance. The Company expects that it will grant the purchasers certain registration rights with respect to the shares of Common Stock that may be sold in any transaction and upon exercise of any warrants that may be issued in connection with a transaction.

     If stockholder approval of the proposed sale is not obtained, the Board of Directors may nevertheless determine to proceed with one or more sales of Common Stock and warrants if the opportunity arises. If such sales are consummated and are determined by the NASD to result in a "change of control" of the Company, failure of the Company to obtain stockholder approval could result in the Common Stock being delisted from Nasdaq. The Company has no definitive agreements with any proposed investors and there can be no assurance that the Company will be able to sell all or any of the securities it intends to offer. Sales of the securities in any proposed transaction would result in dilution to current stockholders.

Recommendation

     The Board of Directors of the Company unanimously recommends that the stockholders vote FOR this proposal.


                                  PROPOSAL II

        AUTHORIZATION OF CONVERSION OF COMPANY INDEBTEDNESS OWED TO A
              DIRECTOR INTO SHARES OF CONVERTIBLE PREFERRED STOCK

General

     Although the Company is permitted to borrow money from Directors under Delaware law, NASD Rule 4350(i)(1)(A) generally prohibits the Company, as a Nasdaq listed company, from entering into transactions with its directors or officers (other than pursuant to broad based plans or arrangements) that would result in any officer or director receiving more than 25,000 shares of common stock without obtaining stockholder approval.

Proposed Transaction


     In April 2001 the Company borrowed $1,000,000 from Donald Gogel, one of its directors, pursuant to a promissory note that calls for 8% interest, payable semi-annually. The note matures on April 20, 2003, or earlier under certain circumstances as specified in the note. The note also provides that the principal amount of the note will automatically convert into shares of the Company's convertible preferred stock upon receipt of stockholder approval of the conversion of the note. If stockholder approval is obtained the then outstanding principal balance of the note will be automatically converted into that number of shares of convertible preferred stock, liquidation value, $100 per share, as is equal to the outstanding principal balance of the note. Each share of preferred stock will be entitled to receive a dividend of $8.00 per share (an 8% yield), payable semi-annually, in April and October. The preferred stock will rank senior to the Common Stock in right of payment of dividends and distributions upon liquidation, dissolution or winding up of the Company. The preferred stock may also rank senior to other classes of preferred stock established in the future. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of preferred stock will be entitled to receive, out of legally available assets, a liquidation preference of $100.00 per share, plus an amount equal to any accrued and unpaid dividends up to the payment date, before any payment or distribution will be made to the holders of Common Stock or any other capital stock that ranks junior to the preferred stock. Generally, the holder of the preferred stock will not be entitled to voting rights unless required by law. Each share of preferred stock will be convertible at the option of the holder into that number of shares of Common Stock determined by dividing the liquidation value per share ($100) by the closing sale price of the Common Stock on April 20, 2001 ($1.26), the date the note was funded. In addition, the note provides that upon receipt of stockholder approval, the Company will issue to Mr. Gogel ten years warrants to purchase 50% of the number of shares of Common Stock into which the Preferred Stock is convertible at an exercise price of $1.51 per share. The warrants, if issued, would be exercisable in three equal installments commencing one year from the date of issuance. Unpaid interest on the note will be payable, at the Company's option in cash or shares of Common Stock or preferred stock. Based upon the closing sale price of the Common Stock of $1.26 on April 20, 2001, the preferred stock, if issued, will be convertible into approximately 793,650 shares of Common Stock and warrants to purchase an additional 396,825 shares at $1.51 per share.

     The Company believes that the funds it borrowed from Mr. Gogel were on terms no less favorable that the terms the Company could have obtained from a third party. The funds are being used to fund the Company's operations and working capital requirements. The Company believes that providing for the conversion of the outstanding indebtedness into convertible preferred stock will improve the Company's balance sheet, which could make it easier for the Company to seek to raise additional capital from third parties. Moreover, the Company could save interest expense at such time, if ever, that the convertible preferred stock is converted into Common Stock. Although the issuance of the preferred stock to Mr. Gogel could make it more difficult for a third party to acquire the Company or require the Company to change its management, the proposal is not intended to have such an effect. If stockholder approval of this proposal is not obtained the debt will remain outstanding and the Company will be required to pay Mr. Gogel the $1,000,000 on the April 20, 2003 maturity date.

Recommendation

     The Board of Directors of the Company unanimously recommends that the stockholders vote FOR this proposal.


                                  PROPOSAL III

        AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
                     SPLIT OF THE OUTSTANDING COMMON STOCK

General

     The Board of Directors of the Company has unanimously adopted a resolution declaring the advisability of, and submits to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a combination (the "Reverse Split") of the Company's issued and outstanding Common Stock so that each share of Common Stock outstanding immediately prior to the Reverse Split will be combined into that number of shares as determined by the Board of Directors immediately prior to effecting the Reverse Split. Although the exact ratio of the combination of shares of Common Stock to be effected in the Reverse Split has not been determined, if effected, the ratio is not anticipated to be less than one share for every two (2) shares outstanding or more than one share for every ten (10) shares outstanding. The proposal may be abandoned by the Board of Directors at any time before or after the Annual Meeting and prior to the date and time at which the Reverse Split becomes effective if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board may also delay effecting the Reverse Split for up to three months from the date of stockholder approval assuming that the same is obtained at this Annual Meeting. If the Board determines to proceed with the Reverse Split, the Reverse Split will be effected by an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment"). The complete text of the proposed Reverse Split Amendment is set forth as Exhibit A to this Proxy Statement; however, such text is subject to such changes as may be required by the Board and the Delaware Secretary of State. If it determines to proceed with the Reverse Split, the Board of Directors may make such changes to the Reverse Split Amendment it deems necessary to file the Reverse Split Amendment with the Delaware Secretary of State and give effect to the Reverse Split.

     The discussion set forth below assumes that the Reverse Split will be one share for every five (5) shares outstanding. As noted above, the Board will determine the actual ratio used in the Reverse Split.

     If the Reverse Split is approved by the requisite vote of the Company's stockholders, upon filing of the Reverse Split Amendment with the Delaware of State, the Reverse Split will be effected; no exchange of stock certificates will be made; and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split will be deemed to represent, after the Reverse Split, for all corporate purposes, one (1) share of Common Stock for each five (5) (or such other number as determined by the Board) shares of Common Stock represented by such certificate.

      The number of shares of Common Stock authorized by the Certificate of Incorporation and the par value per share will not change as a result of the Reverse Split.

Principal Effects of the Proposed Reverse Split

      Assuming approval of the Reverse Split by the requisite vote of stockholders at the Special Meeting and that the Board of Directors does not otherwise determine to abandon the Reverse Split, the Reverse Split Amendment will be filed with the Delaware Secretary of State as promptly as practicable thereafter (but, in any event, not more than three months after receipt of stockholder approval) and the Reverse Split will become effective upon the filing and acceptance of the Company's Certificate of Amendment with the Delaware Secretary of State (the "Effective Date"). Without further action on the part of the Company or the stockholders, after the Reverse Split, the total number of shares held by each stockholder will be automatically converted into a number of whole shares of Common Stock determined by dividing the number of shares owned by each shareholder of record immediately prior to the Reverse Split by five (5) (or such other number as determined by the Board) and/or into cash based on the Purchase Price (as defined below) in lieu of any fractional shares. See "Cash Payment In Lieu of Fractional Shares."

      If the Reverse Split is effected, the ownership interest in the Company and proportional voting power of each holder of record of five (5) or more shares will remain unchanged, except for minor differences resulting from the purchase of fractional shares. All other rights and privileges of such holder will be substantially unaffected by the Reverse Split (or such other number as determined by the Board).

      On the Effective Date, each holder of record of (i) fewer than five (5) (or such lesser or greater number as determined by the Board) shares of Common Stock or (ii) greater than five (5) (or such lesser or greater number as determined by the Board) shares of Common Stock, to the extent of the fractional shares which would otherwise be issuable after the Reverse Split will have only the right to receive cash based upon the Purchase Price in lieu of receiving a fractional share. The interest of each such shareholder in the Company, to the extent of such fractional shares, will thereby be eliminated, and such person will have no right to vote as a stockholder or share in the assets or any future earnings of the Company with respect to, and to the extent of, such eliminated interest.

      At the Record Date, there were outstanding options, warrants and other convertible securities to purchase an aggregate of approximately 6,065,958 shares of Common Stock. On the Effective Date, the exercise prices of all outstanding options, warrants and other convertible securities will be proportionately increased and the number of shares of Common Stock issuable upon exercise thereof will be proportionately decreased to give effect to the Reverse Split.

      The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The effectuation of the Reverse Split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating such registration under the Exchange Act in order to become a "private" company.

      If approved, the Reverse Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or By-Laws to dissent from the Reverse Split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

     In lieu of issuing fractional shares resulting from the Reverse Split, the Company will value each outstanding share of Common Stock held immediately prior to the Reverse Split at the average daily closing price per share of the Common Stock on the over-the-counter market as obtained from The Nasdaq Stock Market, Inc. ("Nasdaq") for the 10 trading days preceding the Effective Date. Such per share price is sometimes hereinafter referred to as the "Purchase Price." In lieu of fractional shares arising as a result of the Reverse Split, holders of fewer than five (5) (or such lesser or greater number as determined by the Board) shares immediately prior to the Reverse Split will be entitled to receive cash equal to the product of multiplying the Purchase Price by the number of shares of Common Stock held immediately prior to the Reverse Split. Holders of more than five (5) (or such lesser or greater number as determined by the Board) shares immediately prior to the Reverse Split will be entitled to receive cash equal to the product of multiplying the Purchase Price by the number of shares of Common Stock held immediately prior to the Reverse Split that were not evenly divisible by five (5) (or such lesser or greater number as determined by the Board), in lieu of fractional shares arising as a result of the Reverse Split. No brokerage commission will be payable by holders who receive cash in lieu of fractional shares.

     Any stockholder owning fewer than five (5) (or such lesser or greater number as determined by the Board) shares who desires to retain an equity interest in the Company after the Effective Date may do so by purchasing sufficient additional shares of the Company's Common Stock in the open market to increase his ownership to five (5) shares or more prior to the Effective Date. Likewise, any stockholder owning more than five (5) shares who desires to retain an equity interest in the Company after the Effective Date with respect to any additional shares owned not evenly divisible by five (5) may do so by purchasing sufficient additional shares of the Company's Common Stock in the open market to increase his ownership to a multiple of five (5) (or such lesser or greater number as determined by the Board) prior to the Effective Date.

Reasons for the Reverse Split

     The reason for the Reverse Split is to increase the per share market price of the Common Stock. Although the Company's Common Stock is more than the $1.00 per share requirement for continued inclusion of the Company's securities on NASDAQ, recent price volatility of the Company's Common Stock and the decline in prices of many NASDAQ traded stocks could result in the Company's inability to maintain the $1.00 bid price. Moreover, if the Company's proposed sale of securities described in Proposal I above is deemed by the NASD to constitute a "change of control" of the Company, the Company could be required by Nasdaq to meet the initial inclusion requirements to maintain its NASDAQ listing, including, among other things, the need to have at least a $4.00 bid price of the Common Stock.

     The Board of Directors also believes that the current low per share market price of the Common Stock, which it believes is due in part to the overall weakness in the market for Nasdaq stocks, has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares of Common Stock. The Board believes there are several reasons for these effects:

     First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks.

     Second, since the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the

Company's Common Stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company's share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock.

     The Board of Directors anticipates that the Reverse Split, if effected, will result in a bid price for the Common Stock in excess of $4.00 per share. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split. Also, although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

     There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the proposed Reverse Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the proposed Reverse Split will adjust to reflect the conversion ratio (e.g.-if the market price is $1.30 before the Reverse Split and the ratio is one (1) new share for every five (5) shares outstanding there can be no assurance that the market price immediately after the Reverse Split will be $6.50 (5 x $1.30), or that the market price following the Reverse Split will either exceed or remain in excess of the current market price. There can also be no assurance that the Company will be able to maintain the listing of the Common Stock on Nasdaq even if the Reverse Split results in a higher bid price for the Common Stock.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock split may vary significantly as to each shareholder, depending upon the state in which such shareholder resides. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

     The conversion of shares of the Common Stock outstanding immediately prior to the Reverse Split into a reduced number of shares of Common Stock after giving effect to the Reverse Split will not result in the recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of Common Stock after giving effect to Reverse Split will include the stockholder's holding period for the shares of Common Stock held immediately prior to Reverse Split, provided that the shares of Common Stock were held as a capital asset. The tax basis of the shares of Common Stock after giving effect to Reverse Split will be the same as the tax basis of the shares of Common Stock immediately prior to giving effect to the Reverse Split, reduced by the basis allocable to the receipt of cash in lieu of fractional shares described below.

     A stockholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to such shareholder and then immediately redeemed such shares for cash. Such shareholder will recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his Common Stock allocable to such fractional shares, had they actually been issued. Such gain or loss will be a capital gain or loss if such stockholder's Common Stock was held as a capital asset and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder's holding period for his Common Stock exceeds 12 months.

     The decrease in the number of outstanding shares of Common Stock as a result of the Reverse Split will not produce any taxable income or gain or loss to the Company.

Recommendation

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR this proposal.


                                  PROPOSAL IV

                     PROPOSAL TO INCREASE SHARES AVAILABLE
                         UNDER 1994 STOCK OPTION PLAN

     The Board of Directors unanimously proposes that the stockholders approve an amendment to the Company's 1994 Stock Option Plan, as amended, (the "Option Plan"), increasing by 1,000,000 the number of shares of the Common Stock reserved for issuance under such plan. Under the Option Plan currently in effect, 4,650,000 shares of Common Stock have been reserved for issuance in connection with the grant of options under the Option Plan. As of the Record Date, only 708,826 shares remained available for issuance under the Option Plan. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the Option Plan is necessary in order to continue the effectiveness of the Option Plan in attracting, motivating, and retaining outside directors, officers and key employees with appropriate experience and ability, and to increase the grantees' alignment of interest with the Company's Stockholders.

Summary of Existing Terms of Option Plan

     The following summary of the principal features of the Option Plan is subject to the specific provisions contained in the official text of the Option Plan.

     In January 1994, the Company adopted the Option Plan in order to attract, retain and motivate employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company. Stock options covering an aggregate of 4,650,000 shares of the Company's Common Stock may be granted to such persons under the Option Plan. Under the Option Plan, "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees (including officers), and non-incentive stock options ( "Non-Qualified Stock Options") may be granted to any such employee and to other persons (including directors) who perform substantial services for or on behalf of the Company. Incentive Options and Non-incentive Options are collectively referred to herein as "Options".

     The Option Plan is administered by the Board of Directors, which is vested with complete authority to administer and interpret the Option Plan, determine the terms upon which Options may be granted, prescribe, amend and rescind such interpretations and determinations and grant Options. The Board of Directors also has the power to terminate or amend the Option Plan from time to time in such respects as it deems advisable, except that no termination or amendment shall materially adversely affect any outstanding Option without the consent of the grantee, and the approval of the Company's Stockholders is required in respect of any amendment which would (i) change the total number of shares subject to the Option Plan or (ii) change the designation or class of employees or other persons eligible to receive Incentive Stock Options or Non-Qualified Stock Options.

     The price at which shares covered by an Option may be purchased is determined on the date of the Option grant by the Board of Directors but may be no less than the par value of such shares and, in the case of Incentive Stock Options, no less than the fair market value of such shares on the date of grant (the "Fair Market Value"). The Fair Market Value is generally equal to the last sale price quoted for shares of Common Stock on the Nasdaq National Market ("NASDAQ") on the date of grant. The purchase price of shares issuable upon exercise of an Option may be paid in cash or by delivery of shares with a value equal to the exercise price of the Option. The Company may also loan the purchase price to the optionee, or guarantee third-party loans to the optionee, on terms and conditions acceptable to the Board of Directors. The number of shares covered by an Option is subject to adjustment for stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations. Options are generally non-transferable except by will or by the laws of descent and distribution, and in the case of employees, with certain exceptions, may be exercised only so long as the optionee continues to be employed by the Company. If the employee dies or becomes disabled, the right to exercise the Option, to the extent then vested, continues for specified periods. Non-Qualified Stock Options may be exercised within a period not exceeding ten years from the date of grant. The terms of Incentive Stock Options are subject to additional restrictions provided by the Option Plan.

     As of the Record Date, Options to purchase 2,508,458 shares of Common Stock were outstanding, and Options to purchase an additional 708,826 shares were available for future grant. In addition to the foregoing, Options to purchase an aggregate of 1,432,716 shares of Common Stock have been exercised.

     The following table sets forth certain information regarding options to purchase Common Stock issued (net of cancelled options) since the inception of the Option Plan to each of the Named Executives who participated in the Option Plan, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including employees who are not executive officers, who participated in the Option Plan as a group. No associate of any director or officer has received options under the Option Plan and except as set forth below, no person has received five percent or more of the total Options granted under the Option Plan.

     The closing sale price of the Common Stock on May 14, 2001 was $1.29.



                                                        No. of Options
                                                        --------------


     Richard N. Caron                                      300,000

     Donald J. Gogel                                       260,000

     Jeffrey B. Bogatin                                  1,395,000

     All current executive officers, as a group 385,000 (2 persons)

     All current directors who are not executive officers, as a group 1,655,000 (2 persons)

     All current employees who are not executive officers, as a group 823,000

Certain Federal Income Tax Consequences of the Option Plan

     The following is a brief summary of the Federal income tax aspects of grants made under the Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any income tax deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for purpose of computing alternative minimum taxable income for his or her taxable year in which the exercise occurs, and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize compensation income taxable at ordinary income rates (rather than the generally lower capital gains tax rate) in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of
(A) the fair market value of the shares on the date of exercise or (B) the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for an income tax deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

     2. Non-Qualified Stock Options. With respect to Non-Qualified Stock Options (i) upon grant of the option, the participant will recognize no income;
(ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for an income tax deduction in the same amount, subject to the limitations under of
Section 162(m) of the Code and the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

     The Board believes that the proposed amendment to the Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the

Board believes that the amendment to the Option Plan is in the best interest of the Company.


Recommendation

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR this proposal.



                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Effective June 5, 2000, the Company's independent public accountants for fiscal years 1999 and 1998, Arthur Andersen LLP, was disengaged.

     During the fiscal years ended December 31, 1998 and 1999 and the period of January 1, 2000 through June 5, 2000, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Arthur Andersen LLP's report on the Company's financial statements for the two (2) years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer or opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     On October 17, 2000, the Company engaged BDO Seidman, LLP's, its independent accountants to audit the Company's financial statements with respect to its fiscal year ending December 31, 2000.

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2000 and the Board of Directors currently anticipates that it will select BDO Seidman, LLP to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2001. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

     Fees Paid to Independent Accountants

     Audit Fees

     For fiscal 2000 the Company incurred professional fees and out-of-pocket expense reimbursements to BDO Seidman, LLP, its principal independent accountants, in the amount of $77,724 related to auditing services and the reviews of the financial statements included in the Company's Form 10-K and 10-Q's for the 2000 fiscal year.

     Financial Information Systems Design and Implementation Fees

     For fiscal 2000 the Company did not pay its principal independent accountants for services related to financial information systems design and implementation, as they were not engaged to perform such services.

      All Other Fees

      For fiscal 2000 the Company did not engage its principal independent accountants for any services, other than for reviews of its financial statements included in the Company's Form 10-K and 10-Q's for the 2000 fiscal year.

      The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

           STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR
                           ENDING DECEMBER 31, 2001

      The Company currently anticipates that its Annual Meeting of Stockholders with respect to the Company's fiscal year ended December 31, 2001 will be held between the months of March 2002 and May 2002. Therefore, stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders with respect to the Company's fiscal year ended December 31, 2001 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this Proxy Statement not later than January 31, 2002 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

      After the January 31, 2002 deadline, a stockholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than February 28, 2002. If timely submitted, the stockholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.


                               OTHER INFORMATION

      Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

      A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 4 2001. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO:

                         TURBOCHEF TECHNOLOGIES, INC.
                         10500 METRIC DRIVE, SUITE 128
                             DALLAS, TEXAS  75243
                        ATTENTION: CORPORATE SECRETARY

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                    By order of the Board of Directors,


                    Jeffrey B. Bogatin
                    Chairman of the Board,



May 28, 2001

                                                                       EXHIBIT A



               FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION



     The Certificate of Incorporation is amended by the addition of the following to Article "FOURTH":

          The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of one (1) share of
     Common Stock for each [    ] (   ) shares of Common Stock currently issued
     and outstanding. Such combination shall not change the stated capital of the Corporation nor shall it affect the rights or preferences of the holders of the shares of Common Stock now issued and outstanding.

                         TURBOCHEF TECHNOLOGIES, INC.
                              10500 Metric Drive
                                   Suite 128
                              Dallas, Texas 75243

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE __, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints JEFFREY B. BOGATIN and RICHARD CARON, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of TurboChef Technologies, Inc. on Thursday, June 28, 2001, at 10500 Metric Drive, Suite 128, Dallas, Texas 75243, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   Election of Directors:
     [_]     FOR all nominees listed below
     (except as marked to the contrary below).

     [_]     WITHHOLD AUTHORITY
             to vote for all nominees listed below.

          Jeffrey B. Bogatin, Richard N. Caron and Donald J. Gogel and _________
______________


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

________________________________________________________________________________


2. Proposal to effect a sale of up to 20,000,000 shares of Common Stock and 10,000,000 Common Stock purchase warrants.
     [_]    FOR                  [_]   AGAINST           [_]    ABSTAIN


3. Proposal to convert Company indebtedness owed to a Company Director into shares of Convertible Preferred Stock.
     [_]    FOR                  [_]   AGAINST           [_]    ABSTAIN


4.   Proposal to effect a reverse split of the Company's Common Stock.
     [_]    FOR                  [_]   AGAINST           [_]    ABSTAIN


5. Proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issue under the plan by 1,000,000 shares.
     [_]    FOR                  [_]   AGAINST           [_]    ABSTAIN


6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.


                               DATED: _____________________, 2001

                               Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                      _______________________________
                                      Signature



                                      _______________________________
                                      Signature if held jointly



  Please mark, sign, date and return this proxy card promptly using the enclosed envelope.